                                                               Exhibit 99(a)(ii)

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 11-K

                         ------------------------------



               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                    For the Fiscal Year Ended January 2, 2000

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

Commission File Number  1-3215

                         ------------------------------


                                JOHNSON & JOHNSON
                             RETIREMENT SAVINGS PLAN

                            (Full title of the Plan)

                                JOHNSON & JOHNSON
                           ONE JOHNSON & JOHNSON PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08933

           (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4. Financial Statements and Exhibits

        Report of Independent Accountants

        Financial Statements:
          Balance Sheets as of December 31, 1999 and 1998

        Statements of Operations and Changes in Plan Equity for the years ended December 31, 1999 and 1998

        Notes to Financial Statements

        Supplemental Schedules:
          Schedule of Investments at December 31, 1999

        Schedule of 5% Reportable Transactions for the year ended
          December 31, 1999

        Schedule of Party-In-Interest Transactions for the year ended December 31, 1999

Consent of PricewaterhouseCoopers LLP, dated June 23, 2000

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN

                                            By: /s/ R. J. Darretta
                                                --------------------------------
                                                   R. J. Darretta
                                                   Chairman, Pension Committee

June 26, 2000

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN

                               ------------------






                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                          AS OF AND FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                                      INDEX

Report of Independent Accountants                                       2

Financial Statements:
   Statements of Net Assets Available for Benefits with
   Fund Information as of December 31, 1999 and 1998                    3

   Statements of Changes in Net Assets Available for
   Benefits with Fund Information for the Years Ended
   December 31, 1999 and 1998                                           4

Notes to Financial Statements                                           5-10

Supplemental Schedules:
   Item 27a - Schedule of Assets Held For Investment Purposes
   at December 31, 1999                                                 11

   Item 27d - Schedule of Reportable Transactions for
   the Year Ended December 31, 1999                                     12

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Pension and Benefits Committees of
Johnson & Johnson

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Johnson & Johnson Retirement Savings Plan (the "Plan") as of December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes and schedule of reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for the purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 12, 2000

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
      STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION as of December 31, 1999 and 1998

                                                                       PARTICIPANT DIRECTED
                                            -------------------------------------------------------------------
                                                                              1999
                                            -------------------------------------------------------------------
                                             Short-Term             J&J                               Total
                                           Investment Fund       Stock Fund       Equity Fund      Savings Plan
                                                                 ----------       -----------      ------------
ASSETS:
-------
Investments at Fair Value (Notes 2 and 5)     $ 4,323,235       $ 71,651,424      $ 5,314,379      $ 81,289,038


                                              -----------       ------------      -----------      ------------
Total Assets                                    4,323,235         71,651,424        5,314,379        81,289,038
                                              -----------       ------------      -----------      ------------


LIABILITIES:
------------
Accrued Expenses                                    1,703             26,855            1,999            30,557


                                              -----------       ------------      -----------      ------------
Net Assets Available for Benefits             $ 4,321,532       $ 71,624,569      $ 5,312,380      $ 81,258,481
                                              ===========       ============      ===========      ============



                                                                     PARTICIPANT DIRECTED
                                           ---------------------------------------------------------------------
                                                                              1998
                                           ---------------------------------------------------------------------
                                               Short-Term            J&J                               Total
                                             Investment Fund      Stock Fund       Equity Fund      Savings Plan
                                                                  ----------       -----------      ------------
ASSETS:
-------
Investments at Fair Value (Notes 2 and 5)      $ 4,391,628        $ 66,829,069     $ 4,630,626      $ 75,851,323


                                                 ---------          ----------       ---------        ----------
Total Assets                                     4,391,628          66,829,069       4,630,626        75,851,323
                                                 ---------          ----------       ---------        ----------


LIABILITIES:
------------
Accrued Expenses                                     3,467              51,607           3,542            58,616


                                               -----------        ------------     -----------      ------------
Net Assets Available for Benefits              $ 4,388,161        $ 66,777,462     $ 4,627,084      $ 75,792,707
                                               ===========        ============     ===========      ============

                        See Notes to Financial Statements
                                        3

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR
                         BENEFITS with FUND INFORMATION
                 For The Years Ended December 31, 1999 and 1998

                                                                      PARTICIPANT DIRECTED
                                           --------------------------------------------------------------------
                                                                             1999
                                           --------------------------------------------------------------------
                                                Short-Term           J&J                              Total
                                             Investment Fund      Stock Fund      Equity Fund      Savings Plan
                                                                  ----------      -----------      ------------
Employee Contributions (Note 3)                   $  656,872     $ 5,940,740       $  740,056      $  7,337,668

Employer Contributions (Note 3)                       11,511       3,399,925              684         3,412,120

Interest                                                              34,233                             34,233

Dividends                                            216,639         858,399          533,275         1,608,313
                                                  ----------     -----------       ----------      ------------

                                                     885,022      10,233,297        1,274,015        12,392,334

Additions to (Deductions from) Net Assets:
------------------------------------------

Payments to Participants (Note 4)                   (639,181)     (9,704,709)        (513,280)      (10,857,170)

Change in Unrealized Net
Appreciation of Investments                                          752,584           41,134           793,718


REALIZED NET GAIN ON SALE OF INVESTMENTS                           3,265,396          198,147         3,463,543

Administrative Expenses                              (17,970)       (288,461)         (20,220)         (326,651)

Assets Transferred (Note 2)                         (294,500)        589,000         (294,500)
                                                  -----------    -----------       -----------     -------------

Net Increase (Decrease)                              (66,629)      4,847,107          685,296         5,465,774

Net Assets Available for Benefits,

Beginning of Year                                  4,388,161      66,777,462        4,627,084        75,792,707
                                                  ----------     -----------       ----------      ------------

Net Assets Available for Benefits, End of Year    $4,321,532     $71,624,569       $5,312,380      $ 81,258,481
                                                  ==========     ===========       ==========      ============




                                                                              PARTICIPANT DIRECTED
                                                  -------------------------------------------------------------------
                                                                                     1998
                                                  -------------------------------------------------------------------
                                                      Short-Term            J&J                             Total
                                                    Investment Fund      Stock Fund      Equity Fund     Savings Plan
                                                                         ----------      -----------
Employee Contributions (Note 3)                       $  790,528        $ 5,431,705       $  715,315      $ 6,937,548

Employer Contributions (Note 3)                           13,644          2,982,748              890        2,997,282

Interest                                                 177,799             15,534                           249,278

Dividends                                                 55,945            758,206          468,148        1,226,354
                                                       ---------          ---------        ---------       ----------

                                                       1,037,916          9,188,193        1,184,353       11,410,462

Additions to (Deductions from) Net Assets:
------------------------------------------

Payments to Participants (Note 4)                       (610,755)        (7,562,632)        (524,901)      (8,698,288)

Change in Unrealized Net
Appreciation of Investments                                               8,843,308          176,584        9,019,892


REALIZED NET GAIN ON SALE OF INVESTMENTS                                  5,179,819          207,209        5,387,028

Administrative Expenses                                  (19,003)          (253,106)         (17,726)        (289,835)

Assets Transferred (Note 2)                             (489,000)           653,400         (164,400)
                                                       ---------          ---------        ---------       ----------

Net Increase (Decrease)                                  (80,842)        16,048,982          861,119       16,829,259

Net Assets Available for Benefits, Beginning of Year   4,469,003         50,728,480        3,765,965       58,963,448
                                                       ---------         ----------        ---------       ----------

Net Assets Available for Benefits, End of Year        $4,388,161        $66,777,462       $4,627,084      $75,792,707
                                                      ==========        ===========       ==========      ===========


                        See Notes to Financial Statements
                                       4

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS

1.    Organization:

      The Johnson & Johnson Retirement Savings Plan (the "Plan") is a defined contribution plan which was established on March 1, 1990 for eligible employees of certain subsidiaries of Johnson & Johnson ("J&J" or the "Company") located in Puerto Rico which have adopted the Plan. The Plan was designed to provide eligible employees with an opportunity to strengthen their financial security at retirement by providing an incentive to save and invest regularly. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained and transactions therein are executed by the trustee, Banco Popular de Puerto Rico.

2.    Summary of Significant Accounting Policies:

      Valuation of Investments:

      Equity investments in the Johnson & Johnson Stock Fund, administered by Banco Popular de Puerto Rico, are valued at the closing market price on the last business day of the year. Equity investments in the Equity Fund, managed by the Capital Research and Management Company, represent shares of a registered investment company and are valued at quoted market price which represents the net asset value of shares held by the Plan at year-end.

      The cost of equity investments in the Johnson & Johnson Stock Fund is recorded at the average market price of the stock transactions for the month during which the contribution is made. Units in the Equity Fund are purchased throughout the month at the prevailing quoted market price on those dates.

      Deposits in short-term investments in the Short-Term Investment Fund are principally purchases of shares of the Prime Portfolio of Vanguard Money Market Reserves, Inc. The Portfolio invests in securities which mature in less than one year. The value of this portfolio is the market value on the last business day of the year.

      Temporary cash investments are stated at redemption value which approximates fair value.

      Transfers:

      Transfers among funds, which are made at the participant's election, have been presented as assets transferred in the Statement of Changes in Net Assets Available for Benefits.

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

2.    Summary of Significant Accounting Policies (Continued):

      Use of Estimates:

      The preparation of the Plan's financial statements in conformity with accounting principles generally accepted in the United States requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

      Risks and Uncertainties:

      The Plan provides for various participant investment options in funds which can invest in any combination of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statements of net assets available for benefits and the statements of changes in net assets available for benefits.

      Other:

      Interest and dividend income are recorded as earned on the accrual basis. Purchases and sales of investment securities are reflected on a trade-date basis. Gains and losses on sales of investment securities are determined on the average cost method.

      All third party administrative expenses are paid by the Plan, except costs of entering new investment vehicles which are paid primarily by Johnson & Johnson.

3.    Contributions:

      Participating employees may contribute a minimum of 3% up to a maximum of 10% pre-tax and/or 1% to 10% post-tax of their base salary. Annual pre-tax contributions may not exceed $8,000 in 1999 or 1998 under Puerto Rico law. The Company contributes to the Plan, out of current or accumulated profits, an amount equal to 66-2/3% of the employee's pre-tax contributions for the Plan year.

      Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of participants. Employee contributions are to be invested in any of the three investment funds at the direction of the participating employees. All Company contributions are made to the J&J Stock Fund, except for participants over the age of 50, who may choose the alternative investments.

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

3.    Contributions (Continued):

      The number of participants invested in each fund at December 31, 1999 and 1998 was:

                                                             1999           1998
                                                             ----           ----
              Johnson & Johnson Stock Fund                  3,206          3,295
              Equity Fund                                   1,024          1,115
              Short-Term Investments Fund                   1,117          1,285

      Participants may elect to invest in more than one fund and can change their investment direction twice a year. A total of 3,223 and 3,316 active and former employees had investments in the Plan for 1999 and 1998, respectively.

4.   Participant Accounts and Benefits:

      All participants are fully vested in their contributions and the Company match. The benefit to which a Plan participant is entitled is the amount provided by contributions (Company and participant) and investment earnings thereon (including net realized and unrealized investment gains and losses) which have been allocated to such participant's account balance. Allocations are based on participant's earnings or account balance, as defined.

      Participants are allowed to withdraw their after-tax contributions and earnings thereon, at any time. Participants may withdraw before-tax contributions only upon meeting certain hardship conditions.

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

5. Investments held by the Plan as of December 31, 1999 and 1998 are summarized as follows:



                                                       December 31, 1999

                               -----------------------------------------------------------------
                                          Short-Term                    Johnson & Johnson
                                       Investment Fund                      Stock Fund
                                    ---------------------            ----------------------
                             Fair Value    Cost     Fair Value            Cost       Fair Value
                             ----------  --------   ----------          --------     ----------
Common Stocks:
     Johnson & Johnson                                                 $70,955,588   $34,850,484
     Mutual Funds

Temporary Cash
     Investments                    $4,323,235   $4,323,235               695,836        695,836
                                    ----------   ----------            -----------   -----------

                                    $4,323,235   $4,323,235            $71,651,424   $35,546,320
                                    ==========   ==========            ===========   ===========


                                                 December 31, 1999

                            -------------------------------------------------------------
                                Equity Fund                             Total
                            -------------------                 ---------------------
                             Cost       Fair Value     Cost
                            ------      ----------    ------
Common Stocks:
     Johnson & Johnson                                           $70,955,588  $35,914,046
     Mutual Funds              $5,314,379       $4,252,553         5,314,379    4,252,553

Temporary Cash
     Investments                                                   5,019,071    5,023,226
                               ----------       ----------       -----------  -----------
                               $5,314,379       $4,252,553       $81,289,038  $45,189,825
                               ==========       ==========       ===========  ===========

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.    Investments (Continued):

                                        December 31, 1998
-----------------------------------------------------------------------------------------------------
                                           Short-Term                   Johnson & Johnson
                                        Investment Fund                     Stock Fund
                                      -------------------             -----------------------
                                 Fair Value    Cost   Fair Value         Cost          Fair Value
                                 ----------   ------  ----------       --------        ----------
Common Stocks:
      Johnson & Johnson                                                   $65,972,049    $29,114,361
      Mutual Funds

Temporary Cash
      Investments                     $4,391,628       $4,391,628             857,020        857,020
                                      ----------       ----------         -----------    -----------
                                      $4,391,628       $4,391,628         $66,829,069    $29,971,381
                                      ==========       ==========         ===========    ===========



                                             Equity Fund                   Total
                                        ---------------------       -------------------
                                  Cost        Fair Value    Cost
                                --------      ----------  --------
Common Stocks:
      Johnson & Johnson                                             $65,972,049  $29,114,361
      Mutual Funds                      $4,630,626   $3,609,938       4,630,626   3,609,938

Temporary Cash
      Investments                                                     5,248,648   5,248,648
                                        ----------   ----------     -----------  -----------
                                        $4,630,626   $3,609,938     $75,851,323  $37,972,947
                                        ==========   ==========     ===========  ===========







Realized gains on investments sold and distributed during the years ended December 31, 1999 and 1998 are summarized as follows:

                              J&J Stock Fund                  Equity Fund
                  ------------------------------          --------------------------------
                  Book Value    Proceeds    Gain                      Book Value     Proceeds    Gain
                  ----------   ----------  ------                     ----------    ----------  ------
      1999         $3,494,700     $6,760,096    $3,265,396               $617,668       $815,815   $198,147
      1998          3,228,341      8,408,160     5,179,819                613,201        820,410    207,209

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

6.    Tax Status:

      The Plan constitutes as a qualified plan under Section 165(a) of the Puerto Rico Income Tax Act of 1954 as amended, (the "ITA"), and the Plan and related Trust accounts are exempt from Puerto Rico income taxes under
      Section 165(a) and 165(e) of the ITA.

      The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Puerto Rico tax code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

7.    Termination Priorities:

      The Company has the right to terminate the Plan at any time and in the event the Plan is terminated, subject to conditions set forth in ERISA, the amount of each participant's account balance in the Plan is fully vested.

8.    Reconciliation of Financial Statements to Form 5500:

      The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                           December 31,
                                                                        1999          1998
                                                                      --------      --------
         Net Assets Available for Benefits
           Per the Financial Statements                              $ 81,258,481   $ 75,792,707
         Amounts Allocated to Withdrawing Participants                   (601,685)      (542,913)
                                                                     ------------   ------------
         Net Assets Available for Benefits Per the Form 5500         $ 80,656,796   $ 75,249,794
                                                                     ============   ============


                                                                             Years Ended
                                                                             December 31,
                                                                        1999          1998
                                                                      ----------     -------
         Benefits Paid to Participants Per the Financial Statements  $ 10,857,170    $ 8,698,288
         Add:   Amounts Allocated to Withdrawing Participants at
                December 31, 1999 and 1998                                601,685        542,913
         Less:  Amounts Allocated to Withdrawing Participants
                at December 31, 1998 and 1997                            (542,913)      (571,341)
                                                                     -------------   ------------
         Benefits Paid to Participants Per the Form 5500             $ 10,915,942    $ 8,669,860
                                                                     ============    ===========

Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment priortoDecember 31, 1999 and 1998 but not yet paid as of that date.

                                                           Supplemental Schedule

                            JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                     AS OF DECEMBER 31, 1999

FACE AMOUNT
OR SHARES        ISSUES                             COST              FAIR VALUE
---------        ------                          ------------         ----------

                                         J&J STOCK FUND
                                         --------------
                 Common Stock
                 ------------

796,211 shs.     Johnson & Johnson                $34,850,484        $70,955,588

                 Temporary Investments
                 ---------------------
$695,836         U.S. Treasury Obligations            695,836            695,836
                                                 ------------       ------------

                 Total J&J Stock Fund             $35,546,320        $71,651,424
                                                  ===========       ============

                                   SHORT-TERM INVESTMENT FUND
                                   --------------------------

                  Money Market funds
                  ------------------
                  Vanguard Money Market
                  Reserves Prime
$4,323,235        Portfolio                       $4,323,235        $4,323,235
                                                  ==========        ==========

                                         EQUITY FUND
                                         -----------

                  Mutual Funds
                  ------------

163,720.853 shs.  Investment Company of America   $4,252,553        $5,314,379
                                                  ==========        ==========

                                                           Supplemental Schedule

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                         DISPOSED                            ACQUIRED
                        ------------------------------------------     ----------------------
SECURITY/PARTY                                              GAIN/
DESCRIPTION             SALES       COSTS    PROCEEDS       (LOSS)     PURCHASES        COSTS
-----------             -----       -----    --------       ------     ---------        -----
                         (# of Transactions)                           (# of Transactions)
SERIES OF TRANSACTIONS:

Johnson & Johnson
Common Stock              -            -           -          -            7         $990,396

The Vanguard Group        21       $1,035,925  $1,035,925      -           61        $967,532

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-32875) of Johnson & Johnson of our report dated June 12, 2000 relating to the financial statements and financial statement schedules of the Johnson & Johnson Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 23, 2000